As filed with the Securities and Exchange Commission
                         on July 8, 1997.

                          Registration No. 333-_______


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

               INTERNATIONAL AIRCRAFT INVESTORS
   (Exact name of registrant as specified in its charter)
                     ___________________

   California                                 95-4176107
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)            Identification No.)

    3655 Torrance Boulevard, Suite 410, Torrance, California 90503
            (Address of principal executive offices)

INTERNATIONAL AIRCRAFT INVESTORS 1997 ELIGIBLE DIRECTORS STOCK OPINION PLAN
                  (Full title of the plan)

                     ___________________

                     William E. Lindsey
               International Aircraft Investors
              3655 Torrance Boulevard, Suite 410
                  Torrance, California  90503
            (Name and address of agent for service)
                     ___________________

Telephone number, including area code, of agent for service:
                       (310) 316-3080
                     ___________________

                            Copy to:
                    Richard A. Boehmer, Esq.
                      O'Melveny & Myers LLP
                400 South Hope Street, Suite 1500
                 Los Angeles, California  90071

               CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
                                    maximum       maximum
Title of             Amount         offering      aggregate     Amount of
securities           to be          price         offering     registration
to be registered     registered     per unit      price        fee

Common Stock,        50,000<1>       $9,875       $493,750     $146
without par value    shares

__________

<1>  This Registration Statement covers, in addition to the
      number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<2>   Pursuant to Rule 457(h), the maximum offering price, per
      share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on February 11, 1998 on the Nasdaq National Market as published in the Western Edition of The Wall Street Journal.


                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS

     The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.

                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The description of the Common Stock of International
Aircraft Investors (the "Company") contained in its Form 8-A dated October 6, 1997 and any amendment or report filed for the purpose of updating such description is incorporated herein by reference. In addition, the Company's Prospectus, dated November 5, 1997, filed under Rule 424(b) (File No. 333-19875) under the Securities Act of 1933, as amended, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed under the Securities Exchange Act of 1934, as amended, are hereby incorporated herein by reference.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES

     Not Applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Amended and Restated Articles of Incorporation of the Company contain provisions eliminating the personal liability of the directors to the Company or its shareholders to the fullest extent permitted under the California General Corporations Law.
The Bylaws of the Company provide for indemnification of directors, officers, employees and agents of the Company consistent with the provisions of the California General Corporation Law. The Company also has entered into Indemnity Agreements with each director and officer of the Company.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.


ITEM 8.     EXHIBITS

       See the attached Exhibit Index.


ITEM 9.     UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)   To include any prospectus
               required by Section 10(a)(3) of the Securities
               Act of 1933 (the "Securities Act");

                      (ii)   To reflect in the prospectus
               any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii)  To include any material
               information with respect to the plan of
               distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of February, 1998.

                          INTERNATIONAL AIRCRAFT INVESTORS


                          By: __/s/ MICHAEL P. GRELLA__
                              Michael P. Grella
                              President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                 Title                         Date

/s/ WILLIAM E. LINDSEY       Chairman of the Board,        February 17, 1998
    William E. Lindsey       Chief Executive Officer
                             and Director (Principal
                             Executive Officer)


/s/ MICHAEL P. GRELLA        President and Director        February 17, 1998
    Michael P. Grella


/s/ RICHARD O. HAMMOND       Vice President -- Finance     February 17, 1998
    Richard O. Hammond       and Treasurer (Principal
                             Financial Officer)


/s/ ALAN G. STANFORD, JR.    Vice President -- Controller  February 17, 1998
    Alan G. Stanford, Jr.    (Principal Accounting
                              Officer)

/s/ STUART M. WARREN          Director                      February 17, 1998
    Stuart M. Warren


/s/ AARON MENDELSOHN          Director                      February 17, 1998
    Aaron Mendelsohn


/s/ CHRISTER SALEN            Director                      February 17, 1998
    Christer Salen


/s/ KENNETH TAYLOR            Director                      February 17, 1998
    Kenneth Taylor


/s/ RALPH O. HELLMOLD         Director                      February 17, 1998
    Ralph O. Hellmold


/s/ MAGNUS GUNNARSSON         Director                      February 17, 1998
    Magnus Gunnarsson



                        EXHIBIT INDEX


Exhibit
Number            Description

  4.              International Aircraft Investors 1997
                  Eligible Directors Stock Option Plan
                  (filed as an exhibit to the
                  Company's Registration Statement
                  (File No. 333-19875) and
                  incorporated herein by reference)

  5.              Opinion of O'Melveny & Myers LLP
                  (opinion re legality).


  23.1            Consent of KPMG Peat Marwick LLP,
                  Independent Certified Public
                  Accountants.

  23.2            Consent of Counsel (included in Exhibit 5).